Exhibit 99.1

E*TRADE Financial Corporation Announces Fourth Quarter and Full Year 2016 Results

NEW YORK--(BUSINESS WIRE)--January 26, 2017--E*TRADE Financial Corporation (NASDAQ: ETFC):

Fourth Quarter Results

  Net income of $127 million, or $0.46 per diluted share, which includes a net benefit of $7 million, or $0.03 per diluted share, related to benefit to provision for loan losses, partially offset by restructuring and acquisition-related activities
  Total net revenue of $509 million
  Allowance for loan losses of $221 million, resulting in a benefit to provision for loan losses of $18 million
  Total non-interest expense of $322 million, including restructuring and acquisition-related activities of $7 million
  Operating margin of 40%; adjusted operating margin of 37%(1)
  Daily Average Revenue Trades (DARTs) of 188,000
  Customer margin balances(2) of $7.1 billion
  Net new brokerage accounts of 24,000; annualized growth rate of 2.8 percent
  Net new brokerage assets of $3.2 billion; annualized growth rate of 4.7 percent; end of period total customer assets of $311 billion

Full Year 2016 Results

  Net income of $552 million, or $1.98 per diluted share, which includes a net benefit of $93 million, or $0.33 per diluted share, related to benefit to provision for loan losses and benefit to income tax related to the release of state valuation allowances(3), partially offset by executive severance and restructuring and acquisition-related activities
  Total net revenue of $1.9 billion
  Benefit to provision for loan losses of $149 million
  Total non-interest expense of $1.3 billion, including executive severance of $6 million and restructuring and acquisition-related activities of $32 million related to the OptionsHouse acquisition and other corporate restructuring during the second half of 2016
  Operating margin of 43%; adjusted operating margin of 35%(1)
  DARTs of 164,000
  Net new brokerage accounts of 249,000; excluding the OptionsHouse acquisition, net new brokerage accounts of 101,000 and growth rate of 3.2 percent
  Net new brokerage assets of $13.1 billion; excluding the OptionsHouse acquisition, net new brokerage assets of $9.4 billion and growth rate of 3.8 percent

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its fourth quarter ended December 31, 2016, reporting net income of $127 million, or $0.46 per diluted share. This compares to net income of $89 million, or $0.30 per diluted share, in the fourth quarter of 2015. Total net revenue of $509 million increased from net revenue of $439 million in the fourth quarter of 2015. Total non-interest expense in the quarter was $322 million compared to $305 million in the year-ago period.

“We ended the year as a more focused and energized company, and I am exceptionally proud what our team has accomplished during the past four months,” said Karl Roessner, Chief Executive Officer. “The acquisition of OptionsHouse provided the catalyst to realign the leadership team and refocus the entire Company on business performance. After taking a hard look at our structure and list of projects, we exited 2016 as a leaner, more agile organization, poised to reclaim our position as the best home for active traders and investors alike, with the number one options platform in the industry. As for results, 2016 marks our strongest earnings in 10 years, demonstrating our commitment to managing expenses with discipline, deploying multiple capital initiatives, and diminishing risk associated with our legacy loan portfolio. With balance sheet expansion already well under way, and the team aligned and marching forward on our business growth objectives, I am confident in our ability to continue to create long-term value for our shareholders in the years to come.”

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5 p.m. ET today. This conference call will be available to domestic participants by dialing (877) 256-7753 while international participants should dial +1 (303) 223-2689. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Securities products and services are offered by E*TRADE Securities (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE, E*TRADE Financial, E*TRADE Bank, the Converging Arrows logo and OptionsHouse are registered trademarks of E*TRADE Financial Corporation or its subsidiaries in the United States and in other countries.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding the Company’s ability to grow its balance sheet, execute on its growth plans, or create long-term value for shareholders are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, market volatility and its impact on trading volumes, instability in the consumer credit markets and credit trends, such as fluctuations in interest rates, increased mortgage loan delinquency and default rates, the ability to attract and retain customers and develop new products and services, increased competition, potential system disruptions and security breaches, the ability to realize synergies or to implement integration plans and other risks from mergers and acquisitions, increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators, adverse developments in litigation or regulatory matters, and the other factors set forth in our annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2017 E*TRADE Financial Corporation. All rights reserved.

Financial Statements
E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income(4)
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Revenue:
Interest income	$310	$309	$292	$1,233	$1,215
Interest expense	(22)	(22)	(22)	(85)	(194)
Net interest income	288	287	270	1,148	1,021
Commissions	122	107	99	442	424
Fees and service charges	80	68	51	268	210
Gains (losses) on securities and other, net	8	14	9	42	(324)
Other revenue	11	10	10	41	39
Total non-interest income	221	199	169	793	349
Total net revenue	509	486	439	1,941	1,370
Provision (benefit) for loan losses	(18)	(62)	(23)	(149)	(40)
Non-interest expense:
Compensation and benefits	127	123	112	501	466
Advertising and market development	31	27	35	131	124
Clearing and servicing	30	26	23	105	95
Professional services	27	26	26	97	103
Occupancy and equipment	27	24	24	98	88
Communications	22	22	28	87	90
Depreciation and amortization	19	20	20	79	81
FDIC insurance premiums	7	6	5	25	41
Amortization of other intangibles	8	5	5	23	20
Restructuring and acquisition-related activities	7	25	9	35	17
Losses on early extinguishment of debt, net	—	—	—	—	112
Other non-interest expenses	17	19	18	71	82
Total non-interest expense	322	323	305	1,252	1,319
Income before income tax expense (benefit)	205	225	157	838	91
Income tax expense (benefit)	78	86	68	286	(177)
Net income	$127	$139	$89	$552	$268

Basic earnings per share	$0.46	$0.51	$0.31	$1.99	$0.92
Diluted earnings per share	$0.46	$0.51	$0.30	$1.98	$0.91
Shares used in computation of per share data:
Basic (in thousands)	274,585	274,362	292,713	277,789	290,762
Diluted (in thousands)	275,840	275,472	294,947	279,048	295,011

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	December 31,	September 30,	December 31,
	2016	2016	2015
ASSETS
Cash and equivalents	$1,950	$1,467	$2,233
Cash required to be segregated under federal or other regulations	1,460	2,159	1,057
Available-for-sale securities	13,892	13,493	12,589
Held-to-maturity securities	15,751	16,189	13,013
Margin receivables	6,731	6,552	7,398
Loans receivable, net	3,551	3,832	4,613
Receivables from brokers, dealers and clearing organizations	1,056	1,118	520
Property and equipment, net	239	231	236
Goodwill	2,370	2,370	1,792
Other intangibles, net	320	328	174
Deferred tax assets, net	756	725	1,033
Other assets	923	735	769
Total assets	$48,999	$49,199	$45,427

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$31,682	$31,697	$29,445
Customer payables	8,159	7,827	6,544
Payables to brokers, dealers and clearing organizations	983	1,227	1,576
Other borrowings	409	409	491
Corporate debt	994	994	997
Other liabilities	500	729	575
Total liabilities	42,727	42,883	39,628

Shareholders' equity:
Preferred stock, $0.01 par value; $1,000 liquidation preference; shares authorized: 1,000,000; shares issued and outstanding at December 31, 2016: 400,000	394	394	—
Common stock, $0.01 par value; shares authorized: 400,000,000; shares issued and outstanding at December 31, 2016: 273,963,415	3	3	3
Additional paid-in-capital	6,921	6,916	7,356
Accumulated deficit	(909)	(1,036)	(1,461)
Accumulated other comprehensive income (loss)	(137)	39	(99)
Total shareholders' equity	6,272	6,316	5,799
Total liabilities and shareholders' equity	$48,999	$49,199	$45,427

Key Performance Metrics(5)

Corporate	Qtr ended 12/31/16	Qtr ended 9/30/16	Qtr ended 12/31/16 vs. 9/30/16	Qtr ended 12/31/15	Qtr ended 12/31/16 vs. 12/31/15

Operating margin %(6)	40%	46%	(6)%	36%	4%
Adjusted operating margin %(1)	37%	34%	3%	31%	6%

Employees	3,601	3,655	(1)%	3,421	5%
Consultants and other	134	130	3%	120	12%
Total headcount	3,735	3,785	(1)%	3,541	5%

Common equity book value per share(7)	$21.46	$21.63	(1)%	$19.90	8%
Tangible common equity book value per share(7)	$13.71	$13.82	(1)%	$14.71	(7)%

Cash and equivalents ($MM)	$1,950	$1,467	33%	$2,233	(13)%
Corporate cash ($MM)(8)	$461	$306	51%	$447	3%

Net interest margin (basis points)	260	259	—%	274	(0.1)%
Interest-earning assets, average ($MM)	$44,260	$44,489	(1)%	$39,500	12%

Customer Activity	Qtr ended 12/31/16	Qtr ended 9/30/16	Qtr ended 12/31/16 vs. 9/30/16	Qtr ended 12/31/15	Qtr ended 12/31/16 vs. 12/31/15

Trading days	62.5	64.0	N.M.	63.0	N.M.

DARTs	187,620	151,905	24%	146,949	28%
Derivative DARTs %	29%	26%	3%	25%	4%

Total trades (MM)	11.7	9.7	21%	9.3	26%
Average commission per trade	$10.42	$10.97	(5)%	$10.66	(2)%

Key Performance Metrics(5)

Customer Activity	Qtr ended 12/31/16	Qtr ended 9/30/16	Qtr ended 12/31/16 vs. 9/30/16	Qtr ended 12/31/15	Qtr ended 12/31/16 vs. 12/31/15

Gross new brokerage accounts	102,137	227,309	(55)%	79,397	29%
Gross new stock plan accounts	64,397	62,144	4%	94,326	(32)%
Gross new banking accounts	843	1,061	(21)%	1,037	(19)%
Closed accounts(9)	(149,687)	(122,336)	N.M.	(119,268)	N.M.
Net new accounts	17,690	168,178	N.M.	55,492	N.M.

Net new brokerage accounts(9)	24,028	161,885	N.M.	10,010	N.M.
Net new stock plan accounts	1,639	11,368	N.M.	49,683	N.M.
Net new banking accounts	(7,977)	(5,075)	N.M.	(4,201)	N.M.
Net new accounts	17,690	168,178	N.M.	55,492	N.M.

End of period brokerage accounts(9)	3,463,003	3,438,975	1%	3,213,541	8%
End of period stock plan accounts	1,456,060	1,454,421	—%	1,408,153	3%
End of period banking accounts	316,673	324,650	(2)%	339,888	(7)%
End of period total accounts	5,235,736	5,218,046	—%	4,961,582	6%

Annualized net new brokerage account growth rate	2.8%	1.7%	1.1%	1.2%	1.6%
Annualized brokerage account attrition rate(9)(10)	9.1%	8.0%	N.M.	8.7%	N.M.

Customer margin balances(2) ($B)	$7.1	$6.8	4%	$7.4	(4)%

Customer Assets($B)
Security holdings	$224.4	$222.1	1%	$203.8	10%
Sweep deposits	26.4	26.5	—%	24.0	10%
Customer cash held by third parties(11)	16.8	14.0	20%	11.2	50%
Customer payables (cash)	8.2	7.8	5%	6.5	26%
Brokerage customer assets	275.8	270.4	2%	245.5	12%
Unexercised stock plan holdings (vested)	30.2	31.2	(3)%	36.9	(18)%
Savings, checking and other banking assets	5.3	5.2	2%	5.5	(4)%
Total customer assets	$311.3	$306.8	1%	$287.9	8%

Net new brokerage assets(12)	$3.2	$5.4	N.M.	$2.8	N.M.
Net new banking assets(12)	0.1	—	N.M.	0.1	N.M.
Net new customer assets(12)	$3.3	$5.4	N.M.	$2.9	N.M.

Annualized net new brokerage asset growth rate	4.7%	2.7%	2.0%	4.7%	—%

Brokerage related cash	$51.4	$48.3	6%	$41.7	23%
Other cash and deposits	5.3	5.2	2%	5.5	(4)%
Total customer cash and deposits	$56.7	$53.5	6%	$47.2	20%

Managed products	$3.9	$3.7	5%	$3.2	22%
Stock plan customer holdings (unvested)	$73.2	$73.4	—%	$70.7	4%

Customer net (buy) / sell activity	$0.8	$2.4	N.M.	$0.3	N.M.

Key Performance Metrics(5)

Loans	Qtr ended 12/31/16	Qtr ended 9/30/16	Qtr ended 12/31/16 vs. 9/30/16	Qtr ended 12/31/15	Qtr ended 12/31/16 vs. 12/31/15

Loans receivable ($MM)
Average loans receivable	$3,892	$4,202	$(310)	$5,097	$(1,205)
Ending loans receivable, net	$3,551	$3,832	$(281)	$4,613	$(1,062)
Loan servicing expense	$6	$7	$(1)	$7	$(1)

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$1,787	$1,927	$(140)	$2,296	$(509)
30-89 days delinquent	67	65	2	72	(5)
90-179 days delinquent	23	19	4	26	(3)
180+ days delinquent (net of $28, $32 and $41 in charge-offs for Q416, Q316 and Q415, respectively)	86	97	(11)	111	(25)
Total delinquent loans(13)	176	181	(5)	209	(33)
Gross loans receivable(14)	$1,963	$2,108	(145)	$2,505	(542)

Home Equity
Current	$1,442	$1,569	$(127)	$1,981	$(539)
30-89 days delinquent	43	38	5	52	(9)
90-179 days delinquent	18	24	(6)	31	(13)
180+ days delinquent (net of $30, $29 and $26 in charge-offs for Q416, Q316 and Q415, respectively)	53	55	(2)	53	—
Total delinquent loans(13)	114	117	(3)	136	(22)
Gross loans receivable(14)	$1,556	$1,686	(130)	$2,117	(561)

Consumer
Current	$248	$269	$(21)	$337	$(89)
30-89 days delinquent	4	4	—	6	(2)
90-179 days delinquent	1	—	1	1	—
180+ days delinquent	—	—	—	—	—
Total delinquent loans	5	4	1	7	(2)
Gross loans receivable(14)	$253	$273	(20)	$344	(91)

Total Loans Receivable
Current	$3,477	$3,765	$(288)	$4,614	$(1,137)
30-89 days delinquent	114	107	7	130	(16)
90-179 days delinquent	42	43	(1)	58	(16)
180+ days delinquent (net of $58, $61 and $67 in charge-offs for Q416, Q316 and Q415, respectively)	139	152	(13)	164	(25)
Total delinquent loans(13)	295	302	(7)	352	(57)
Gross loans receivable(14)	$3,772	$4,067	(295)	$4,966	(1,194)

Key Performance Metrics(5)

Loans	Qtr ended 12/31/16	Qtr ended 9/30/16	Qtr ended 12/31/16 vs. 9/30/16	Qtr ended 12/31/15	Qtr ended 12/31/16 vs. 12/31/15

TDR performance detail ($MM)(15)

One- to Four-Family TDRs
Current	$187	$196	$(9)	$212	$(25)
30-89 days delinquent	16	18	(2)	19	(3)
90-179 days delinquent	8	4	4	8	—
180+ days delinquent (net of $17, $19 and $23 in charge-offs for Q416, Q316 and Q415, respectively)	35	40	(5)	47	(12)
Total delinquent TDRs	59	62	(3)	74	(15)
TDRs	$246	$258	(12)	$286	(40)

Home Equity TDRs
Current	$160	$166	$(6)	$162	$(2)
30-89 days delinquent	10	8	2	11	(1)
90-179 days delinquent	4	5	(1)	8	(4)
180+ days delinquent (net of $19, $19 and $17 in charge-offs for Q416, Q316 and Q415, respectively)	21	23	(2)	21	—
Total delinquent TDRs	35	36	(1)	40	(5)
TDRs	$195	$202	(7)	$202	(7)

Total TDRs
Current	$347	$362	$(15)	$374	$(27)
30-89 days delinquent	26	26	—	30	(4)
90-179 days delinquent	12	9	3	16	(4)
180+ days delinquent (net of $36, $38 and $40 in charge-offs for Q416, Q316 and Q415, respectively)	56	63	(7)	68	(12)
Total delinquent TDRs	94	98	(4)	114	(20)
TDRs	$441	$460	(19)	$488	(47)

Activity in Allowance for Loan Losses

	Three Months Ended December 31, 2016
	One- to Four- Family	Home Equity	Consumer	Total
	(In millions)
Allowance for loan losses, ending 9/30/16	$47	$183	$5	$235
Provision (benefit) for loan losses	(4)	(14)	—	(18)
(Charge-offs) recoveries, net	2	2	—	4
Allowance for loan losses, ending 12/31/16	$45	$171	$5	$221

	Three Months Ended September 30, 2016
	One- to Four- Family	Home Equity	Consumer	Total
	(In millions)
Allowance for loan losses, ending 6/30/16	$42	$245	$6	$293
Provision (benefit) for loan losses	2	(64)	—	(62)
(Charge-offs) recoveries, net	3	2	(1)	4
Allowance for loan losses, ending 9/30/16	$47	$183	$5	$235

	Three Months Ended December 31, 2015
	One- to Four- Family	Home Equity	Consumer	Total
	(In millions)
Allowance for loan losses, ending 9/30/15	$39	$330	$7	$376
Provision (benefit) for loan losses	—	(23)	—	(23)
(Charge-offs) recoveries, net	1	—	(1)	—
Allowance for loan losses, ending 12/31/15	$40	$307	$6	$353

Specific Valuation Allowance Activity(16)

	As of December 31, 2016
	Recorded Investment in Modifications before charge-offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses (17)
	(Dollars in millions)
One- to four-family	$198	$(45)	$153	$(7)	$146	4%	26%
Home equity	271	(108)	163	(51)	112	31%	59%
Total	$469	$(153)	$316	$(58)	$258	18%	45%

	As of September 30, 2016
	Recorded Investment in Modifications before charge-offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses (17)
	(Dollars in millions)
One- to four-family	$200	$(44)	$156	$(6)	$150	4%	25%
Home equity	279	(110)	169	(51)	118	30%	57%
Total	$479	$(154)	$325	$(57)	$268	17%	44%

	As of December 31, 2015
	Recorded Investment in Modifications before charge-offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses (17)
	(Dollars in millions)
One- to four-family	$216	$(46)	$170	$(9)	$161	5%	25%
Home equity	284	(120)	164	(52)	112	32%	61%
Total	$500	$(166)	$334	$(61)	$273	18%	45%

Capital	Qtr ended 12/31/16	Qtr ended 9/30/16	Qtr ended 12/31/16 vs. 9/30/16	Qtr ended 12/31/15	Qtr ended 12/31/16 vs. 12/31/15

E*TRADE Financial
Tier 1 leverage ratio(18)	7.8%	7.3%	0.5%	9.0%	(1.2)%
Common Equity Tier 1 capital ratio(18)	37.0%	34.0%	3.0%	39.3%	(2.3)%
Tier 1 risk-based capital ratio(18)	38.3%	35.1%	3.2%	39.3%	(1.0)%
Total risk-based capital ratio(18)	44.0%	40.7%	3.3%	43.9%	0.1%

E*TRADE Bank
Tier 1 leverage ratio(19)	8.8%	8.5%	0.3%	9.7%	(0.9)%
Common Equity Tier 1 capital ratio(19)	38.3%	36.7%	1.6%	36.5%	1.8%
Tier 1 risk-based capital ratio(19)	38.3%	36.7%	1.6%	36.5%	1.8%
Total risk-based capital ratio(19)	39.5%	38.0%	1.5%	37.8%	1.7%

Average Balance Sheet Data(a)
	Three Months Ended
	December 31, 2016			September 30, 2016
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$1,610	$2	0.47%	$1,989	$2	0.42%
Cash required to be segregated under federal or other regulation	1,590	2	0.44%	1,885	2	0.33%
Available-for-sale securities	13,612	68	2.01%	13,301	66	1.99%
Held-to-maturity securities	15,884	106	2.68%	15,937	109	2.73%
Margin receivables	6,711	64	3.76%	6,479	60	3.68%
Loans	3,892	45	4.59%	4,202	46	4.44%
Broker-related receivables and other	961	—	0.08%	696	—	0.13%
Subtotal interest-earning assets	44,260	287	2.59%	44,489	285	2.56%
Other interest revenue(b)	—	23		—	24
Total interest-earning assets	44,260	310	2.79%	44,489	309	2.77%
Total non-interest earning assets	4,816			4,793
Total assets	$49,076			$49,282

Deposits	$31,601	$—	0.01%	$32,285	$1	0.01%
Customer payables	7,915	1	0.06%	7,592	2	0.06%
Broker-related payables and other	1,093	—	0.00%	1,258	—	0.00%
Other borrowings	411	5	4.30%	409	4	4.15%
Corporate debt	994	14	5.47%	993	13	5.40%
Subtotal interest-bearing liabilities	42,014	20	0.19%	42,537	20	0.19%
Other interest expense(c)	—	2		—	2
Total interest-bearing liabilities	42,014	22	0.21%	42,537	22	0.20%
Total non-interest-bearing liabilities	723			719
Total liabilities	42,737			43,256
Total shareholders' equity	6,339			6,026
Total liabilities and shareholders' equity	$49,076			$49,282

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,246	$288	2.60%	$1,952	$287	2.59%

(a)	Beginning in 2016, corporate interest income and corporate interest expense are presented within net interest income. In addition, the Company transitioned to net interest margin as the key metric for measuring balance sheet performance. Prior periods have been reclassified to conform with the current period presentation.
(b)	Represents interest revenue on securities loaned for the periods presented.
(c)	Represents interest expense on securities borrowed for the periods presented.

	Three Months Ended(a)
	December 31, 2015
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$1,834	$1	0.19%
Cash required to be segregated under federal or other regulation	692	—	0.17%
Available-for-sale securities	11,660	56	1.92%
Held-to-maturity securities	12,283	87	2.86%
Margin receivables	7,549	68	3.58%
Loans	5,097	53	4.11%
Broker-related receivables and other	385	—	0.30%
Subtotal interest-earning assets	39,500	265	2.68%
Other interest revenue (b)	—	27
Total interest-earning assets	39,500	292	2.96%
Total non-interest-earning assets	4,464
Total assets	$43,964

Deposits	$27,578	$—	0.01%
Customer payables	6,430	1	0.07%
Broker-related payables and other	1,701	—	0.00%
Other borrowings	489	5	4.34%
Corporate debt	997	13	5.38%
Subtotal interest-bearing liabilities	37,195	19	0.22%
Other interest expense(c)	—	3
Total interest-bearing liabilities	37,195	22	0.23%
Total non-interest-bearing liabilities	949
Total liabilities	38,144
Total shareholders' equity	5,820
Total liabilities and shareholders' equity	$43,964

Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,305	$270	2.74%

(a)	Beginning in 2016, corporate interest income and corporate interest expense are presented within net interest income. In addition, the Company transitioned to net interest margin as the key metric for measuring balance sheet performance. Prior periods have been reclassified to conform with the current period presentation.
(b)	Represents interest revenue on securities loaned for the periods presented.
(c)	Represents interest expense on securities borrowed for the periods presented.

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures and metrics discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Net Revenue

Management believes that excluding the loss on termination of legacy wholesale funding obligations provides more useful information about the Company's ongoing operating performance because this item is not directly related to our performance. See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by adjusted net revenue. Adjusted income before income taxes excludes the provision (benefit) for loan losses and losses on early extinguishment of debt. The related loss on termination of legacy wholesale funding obligations is excluded from both adjusted net revenue and adjusted income before income taxes. Management believes that excluding these items from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes these items when evaluating operating margin performance. See endnote (1) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and broker-dealer subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (8) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (7) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

It is important to note that these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, net income or other measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) The following tables provide reconciliations of non-GAAP adjusted income before income tax expense (benefit), adjusted operating margin percentage and adjusted net revenue to the comparable GAAP measures (dollars in millions):

	Q4 2016		Q3 2016		Q4 2015
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense (benefit) and operating margin	$205	40%	$225	46%	$157	36%
Provision (benefit) for loan losses	(18)		(62)		(23)
Adjusted income before income tax expense (benefit) / adjusted operating margin	$187	37%	$163	34%	$134	31%

	Twelve Months Ended December 31(a),
	2016	2015
Net revenue	$1,941	$1,370
Add back impact of termination of legacy wholesale funding obligations	—	370
Adjusted net revenue	$1,941	$1,740

(a)	A reconciliation of adjusted net revenue to net revenue is presented for the twelve months ended December 31, 2015 only as no other periods presented include adjustments to net revenue for the purpose of reporting adjusted operating margin.
	Twelve Months Ended		Twelve Months Ended
	December 31, 2016		December 31, 2015
	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense (benefit) and operating margin	$838	43%	$91	7%
Add back impact of pre-tax items:
Loss included in Gains (losses) on securities and other, net	—		370
Provision (benefit) for loan losses	(149)		(40)
Loss included in Losses on early extinguishment of debt, net	—		112
Adjusted income before income tax expense (benefit) / adjusted operating margin	$689	35%	$533	31%

(2) Customer margin balances include the following (dollars in billions):

	Q4 2016	Q3 2016	Q4 2015
Margin receivables held on balance sheet	$6.7	$6.5	$7.4
Customer margin balances held by third party(a)	0.4	0.3	—
Total customer margin balances	$7.1	$6.8	$7.4

(a)	Represents OptionsHouse's customer margin receivables held by third party.

(3) Effective January 1, 2016, the Company elected to treat E*TRADE Securities and E*TRADE Clearing as single member limited liability companies which resulted in a net tax benefit of $25 million for the full year 2016.

(4) Beginning in the first quarter of 2016, the Company updated the presentation of its consolidated income statement line items for all periods presented as follows:

  Reclassified corporate interest income and corporate interest expense from other income (expense) to net interest income;
  Reclassified losses on early extinguishment of debt from other income (expense) to non-interest expense; and
  Reclassified other income (expense) from other income (expense) to gains (losses) on securities and other, net.

Although the Company issued preferred stock during the third quarter of 2016, it has not presented the net income available to common shareholders line item as no related preferred stock dividends were declared during 2016.

(5) Amounts and percentages may not recalculate due to rounding.

(6) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue.

(7) The following tables provide a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q4 2016		Q3 2016		Q4 2015
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$5,878	$21.46	$5,922	$21.63	$5,799	$19.90
Less: Goodwill and other intangibles, net	(2,690)		(2,698)		(1,966)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	569		560		454
Tangible common equity book value	$3,757	$13.71	$3,784	$13.82	$4,287	$14.71

(8) The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q4 2016	Q3 2016	Q4 2015
Consolidated cash and equivalents	$1,950	$1,467	$2,233
Less: Bank cash	(840)	(482)	(1,264)
Less: U.S. broker-dealers' cash	(614)	(646)	(497)
Less: Other	(35)	(33)	(25)
Corporate cash	$461	$306	$447

(9) Net new and end of period brokerage accounts during the third quarter of 2016 include 147,761 accounts acquired as part of the OptionsHouse acquisition. Net new and end of period brokerage accounts during the fourth quarter 2015 were impacted by the closure of 3,007 accounts related to the shutdown of the Company's global trading platform.

(10) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts by total brokerage accounts at the previous period end, and is presented on an annualized basis. Attriting brokerage accounts are derived by subtracting net new brokerage accounts from gross new brokerage accounts.

(11) Customer cash held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions and customer cash held by a third party clearing firm. Customer cash held by third parties are not reflected in the Company’s consolidated balance sheet and are not immediately available for liquidity purposes. The following table provides details of customer cash held by third parties (dollars in billions):

	Q4 2016	Q3 2016	Q4 2015
Sweep deposits at unaffiliated financial institutions	$14.9	$12.3	$5.8
Customer cash held by third party clearing firm(a)	1.6	1.5	—
Municipal funds and other	0.3	0.2	3.6
Money market fund	—	—	1.8
Total customer cash held by third parties	$16.8	$14.0	$11.2

(a)	Represents OptionsHouse's customer cash held by third party.

(12) Net new brokerage assets and net new customer assets during the third quarter of 2016 include $3.7 billion of assets from the OptionsHouse acquisition. Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(13) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company at the end of the periods presented (dollars in millions):

	Q4 2016	Q3 2016	Q4 2015
One- to four-family	$96	$101	$113
Home equity	193	200	224
Total charge-offs	$289	$301	$337

(14) Includes unpaid principal balances and premiums (discounts).

(15) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs and loans that have been charged-off due to bankruptcy notification.

(16) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those for which the Company received a notification of bankruptcy (dollars in millions):

	Q4 2016	Q3 2016	Q4 2015
Modified loans	$316	$325	$334
Bankruptcy loans	125	135	154
Total TDRs	$441	$460	$488

(17) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(18) E*TRADE Financial’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q4 2016	Q3 2016	Q4 2015
E*TRADE Financial shareholders' equity	$6,272	$6,316	$5,799
DEDUCT:
Preferred stock	(394)	(394)	—
E*TRADE Financial Common Equity Tier 1 capital before regulatory adjustments	$5,878	$5,922	$5,799
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	139	(37)	102
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,029)	(2,043)	(1,419)
Disallowed deferred tax assets	(505)	(556)	(839)
Other(a)	—	—	104
E*TRADE Financial Common Equity Tier 1 capital	$3,483	$3,286	$3,747
ADD:
Preferred stock	394	394	—
DEDUCT:
Disallowed deferred tax assets	(267)	(284)	—
E*TRADE Financial Tier 1 capital	$3,610	$3,396	$3,747
ADD:
Allowable allowance for loan losses	124	128	129
Non-qualifying capital instruments subject to phase-out (trust preferred securities)(a)	414	414	310
E*TRADE Financial total capital	$4,148	$3,938	$4,186

E*TRADE Financial average assets for leverage capital purposes	$49,113	$49,240	$44,016
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,029)	(2,043)	(1,419)
Disallowed deferred tax assets	(772)	(840)	(839)
Other(a)	—	—	104
E*TRADE Financial adjusted average assets for leverage capital purposes	$46,312	$46,357	$41,862

E*TRADE Financial total risk-weighted assets(b)	$9,422	$9,678	$9,536

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	7.8%	7.3%	9.0%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	37.0%	34.0%	39.3%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	38.3%	35.1%	39.3%
E*TRADE Financial total capital / Total risk-weighted assets	44.0%	40.7%	43.9%

(a)	As a result of applying the transition provisions under Basel III in 2015, the Company included 25% of the TRUPs in the calculation of E*TRADE Financial’s Tier 1 capital and 75% of the TRUPs in the calculation of E*TRADE Financial’s total capital. In accordance with the transition provisions, the TRUPs were fully phased out of E*TRADE Financial's Tier 1 capital in 2016.
(b)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(19) E*TRADE Bank’s capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	Q4 2016	Q3 2016	Q4 2015
E*TRADE Bank shareholder's equity	$3,153	$3,278	$3,181
ADD:
(Gains) losses in other comprehensive income on available-for-sale debt securities, net of tax	139	(37)	102
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(122)	(134)	(169)
E*TRADE Bank Common Equity Tier 1 capital / Tier 1 capital	$3,132	$3,069	$3,076
ADD:
Allowable allowance for loan losses	105	107	110
E*TRADE Bank total capital	$3,237	$3,176	$3,186

E*TRADE Bank average assets for leverage capital purposes	$35,885	$36,300	$31,785
DEDUCT:
Goodwill and other intangible assets, net of deferred tax liabilities	(38)	(38)	(38)
Disallowed deferred tax assets	(122)	(134)	(169)
E*TRADE Bank adjusted average assets for leverage capital purposes	$35,725	$36,128	$31,578

E*TRADE Bank total risk-weighted assets(a)	$8,187	$8,368	$8,424

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	8.8%	8.5%	9.7%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	38.3%	36.7%	36.5%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	38.3%	36.7%	36.5%
E*TRADE Bank total capital / Total risk-weighted assets	39.5%	38.0%	37.8%

(a)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

CONTACT:
E*TRADE Media Relations
646-521-4418
mediainq@etrade.com
or
E*TRADE Investor Relations
646-521-4406
ir@etrade.com